SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

WRIGHT MEDICAL GROUP N.V.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E79519-P23036 WRIGHT MEDICAL GROUP N.V. PROXY
Annual General Meeting of Shareholders June 28, 2019 (Solicited on Behalf of the Board of Directors) The undersigned shareholder of Wright Medical Group N.V. hereby constitutes and appoints Robert J. Palmisano, Lance A. Berry and James A. Lightman or any one of them, to act as the attorneys and proxies of the undersigned, each  with full power of substitution and revocation, to  vote for and otherwise to  represent in  the name, place and stead of  the undersigned at our Annual General Meeting of Shareholders to be held at  our offices at  Prins Bernhardplein 200,  1097 JB Amsterdam, the Netherlands, on Friday, June 28, 2019 at 12:00 p.m. (Central European Time), the number of votes the undersigned would be entitled to cast if personally present at the meeting. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE
DIRECTOR NOMINEES IN PROPOSAL NO. 1 AND "FOR" EACH OTHER PROPOSAL. The instructions entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting.